Kronos Bio Reports Recent Business Progress and Third-Quarter 2023 Financial Results

Company presented positive preliminary data from Phase 1 dose escalation portion of
Phase 1/2 KB-0742 study at the AACR-NCI-EORTC and CTOS conferences

Optimization of resource allocation, restructuring and cost containment extends runway into 2026

Company on track to provide an update on KB-0742 escalation and expansion data as well as lanraplenib expansion cohort data in mid-2024

$198.4 million in cash, cash equivalents and investments as of September 30, 2023

SAN MATEO, Calif., and CAMBRIDGE, Mass., Nov 13, 2023 – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to transforming the lives of those affected by cancer, today reported recent business progress and third-quarter 2023 financial results.

“This quarter, we made great strides in advancing our clinical programs as well as our discovery projects and Genentech collaboration,” said Norbert Bischofberger, Ph.D., president and chief executive officer of Kronos Bio. “At the AACR-NCI-EORTC and CTOS conferences we shared KB-0742 data that demonstrated on-mechanism, single agent anti-tumor activity in pre-treated patients with transcriptionally addicted solid tumors. We are encouraged by the strong investigator interest in KB-0742, and the potential impact of this positive preliminary efficacy data and manageable safety profile for patients.”

Dr. Bischofberger continued, “With our resource optimization and extended cash runway, I’m confident that we are well positioned to deliver on our mission to bring forward new and innovative therapies for difficult-to-treat cancers. Our team is committed to realizing the potential of drugging transcription in cancer.”

Third Quarter and Recent Company Updates

•Corporate update
◦On November 2, 2023, Kronos Bio announced its plan to optimize its resource allocation, restructure, and contain costs in light of the positive preliminary safety and efficacy clinical data from its Phase 1/2 study of KB-0742.
◦This plan positions the company to maximize the potential of KB-0742 while continuing to advance the development of lanraplenib, currently in the dose escalation portion of a Phase 1b/2 study.
◦The company will also focus its discovery efforts on maturing projects and its Genentech collaboration activities.
◦Kronos Bio expects that these efforts, which include a 19% reduction in force, will extend its cash runway into 2026.

•KB-0742
◦Kronos Bio presented positive preliminary data from the phase 1 dose escalation portion of the ongoing phase 1/2 KB-0742 study at the AACR-NCI-EORTC International Conference in October and at the Connective Tissue Oncology Society Annual Meeting in

November, where it also presented corresponding data from the pre-clinical mechanistic studies.
◦KB-0742 demonstrated on-mechanism, single agent anti-tumor activity and a manageable safety profile in pre-treated patients with transcriptionally addicted solid tumors.
◦Enrollment in two expansion cohorts is ongoing, including Cohort A for patients with MYC-dependent tumors, such as triple negative breast cancer, non-small cell lung cancer and ovarian cancer, and Cohort B for patients with transcription factor fusion-driven cancers and other transcriptionally addicted cancers, including chordomas, sarcomas and small cell lung cancer.
◦The Company plans to share data from both the ongoing dose escalation, beyond the 60 mg dose, and from the expansion portions of the Phase 1/2 KB-0742 study, in mid-2024.

•Lanraplenib
◦Lanraplenib is currently in the dose escalation portion of a Phase 1b/2 trial in combination with gilteritinib in patients with relapsed/refractory FLT3-mutated acute myeloid leukemia.
◦Three patients have cleared the 28-day safety window at each of the 20 mg, 40 mg and 60 mg dose levels.
◦The Company is now enrolling at the 90 mg dose. To better understand safety, PK and PD, and to accommodate investigator and patient interest, additional patients may be enrolled at dose levels below 90 mg.
◦Kronos Bio anticipates announcing the recommended expansion phase dose in Q4 2023/Q1 2024 and plans to share data from the phase 1b/2 study in mid-2024.

Third Quarter 2023 Financial Highlights

•Cash, Cash Equivalents and Investments: With its ongoing and currently planned clinical programs and $198.4 million in cash, cash equivalents and investments as of September 30, 2023, the Company reiterates its expected cash runway into 2026.

•R&D Expenses: Research and development expenses were $25.3 million for the third quarter of 2023, which includes non-cash stock-based compensation expense of $3.2 million.

•G&A Expenses: General and administrative expenses were $9.4 million for the third quarter of 2023, which includes non-cash stock-based compensation expense of $3.1 million.

•Net Loss: Net loss for the third quarter of 2023 was $31.4 million, or $0.54 per share, including non-cash stock-based compensation expense of $6.3 million.

About Kronos Bio, Inc.

Kronos Bio is a biopharmaceutical company that is advancing two investigational compounds in clinical trials for patients with cancer. The company is developing the CDK9 inhibitor KB-0742 as a treatment for MYC-amplified solid tumors and other transcriptionally addicted solid tumors and lanraplenib, a next-generation SYK inhibitor, for patients with FLT3-mutated acute myeloid leukemia. The company’s scientific focus is on developing medicines that target the deregulated transcription that is the hallmark of cancer and other serious diseases.

Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit www.kronosbio.com or follow the company on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release, in some cases, uses terms such as “anticipate,” “expect,” “on track to,” “plan,” “potential,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, Kronos Bio’s recently announced resource optimization and restructuring plan and the expected benefits therefrom; potential enrollment of additional patients in the lanraplenib trial, including at doses below 90 mg; Kronos Bio’s plan to provide a recommended expansion phase dose for lanraplenib and report data and the timing thereof; the potential of Kronos Bio’s product candidates, including any potential implied from early clinical data; Kronos Bio’s expected cash runway; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: unintended consequences from the reduction in workforce; changes in the macroeconomic environment or competitive landscape that impact Kronos Bio’s business; whether Kronos Bio will be able to progress its clinical trials on the timelines anticipated, including due to risks inherent in the clinical development of novel therapeutics; risks related to Kronos Bio’s limited experience as a company in conducting clinical trials; the risk that results of preclinical studies and early clinical trials (including preliminary results) are not necessarily predictive of future results; and risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023, and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, being filed with the SEC today. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Media Contact:
Sarah Connors, Vice President of Corporate Affairs, Kronos Bio
857-290-7305
sconnors@kronosbio.com

Investor Contact:
Margaux Bennett
Executive Director, Business Development and Investor Relations, Kronos Bio
650-781-5026
mbennett@kronosbio.com

Kronos Bio, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue	$917	$—	$4,002	$—
Operating expenses:
Research and development	$25,344	$23,403	$67,675	$70,547
General and administrative	9,398	10,135	30,813	32,886
Total operating expenses	34,742	33,538	98,488	103,433
Loss from operations	(33,825)	(33,538)	(94,486)	(103,433)
Other income, net:
Interest and other income, net	2,451	1282	7,133	2,011
Total other income, net	2,451	1,282	7,133	2,011
Net loss	(31,374)	(32,256)	(87,353)	(101,422)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	214	(389)	537	(1,011)
Net comprehensive loss	$(31,160)	$(32,645)	$(86,816)	$(102,433)
Net loss per share, basic and diluted	$(0.54)	$(0.57)	$(1.52)	$(1.81)
Weighted-average shares of common stock, basic and diluted	58,146,306	56,318,571	57,567,489	56,093,091

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
Cash, cash equivalents and investments	$198,383	$247,947
Total assets	237,993	294,938
Total liabilities	59,373	50,439
Total stockholders’ equity	178,620	244,499